As filed with the Securities and Exchange Commission on March 6, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Unica Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3174345
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Reservoir Place North
170 Tracer Lane
Waltham, Massachusetts	02451-1379
(Address of Principal Executive Offices)	(Zip Code)
2005 Stock Incentive Plan
(Full Title of the Plan)
Yuchun Lee
Chief Executive Officer
Unica Corporation
Reservoir Place North
170 Tracer Lane
Waltham, Massachusetts 02451-1379
(Name and Address of Agent For Service)
(781) 839-8000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share	Price	Registration Fee
Common Stock, $0.01 par value per share	3,966,788 shares(2)	$4.16 (3)	$16,501,838 (3)	$649

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 3,966,788 shares issuable under the 2005 Stock Incentive Plan, as amended.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on March 4, 2009.

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-127131, filed by the Registrant on August 3, 2005 relating to the Registrant’s 2005 Stock Incentive Plan, except for Item 8, Exhibits, which is incorporated herein by reference to the Exhibit List immediately preceding the exhibits attached hereto.

SIGNATURES
INDEX TO EXHIBITS
Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
Ex-23.2 Consent of PricewaterhouseCoopers LLP
Ex-23.3 Consent of Ernst & Young LLP

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 26th day of February, 2009.

Unica Corporation
/s/ Yuchun Lee
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Unica Corporation, hereby severally constitute and appoint Yuchun Lee, Kevin P. Shone and Jason Joseph, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Unica Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yuchun Lee	President, Chief Executive Officer and Chairman (Principal executive officer)	February 26, 2009

/s/ Kevin P. Shone	Senior Vice President and Chief Financial Officer (Principal financial and accounting officer)	February 26, 2009

/s/ Aron J. Ain	Director	February 26, 2009

/s/ Bruce R. Evans	Director	February 26, 2009

/s/ Gary Haroian	Director	February 26, 2009

/s/ Carla Hendra	Director	February 26, 2009

/s/ Jim Perakis	Director	February 26, 2009

/s/ Robert Schechter	Director	February 26, 2009

INDEX TO EXHIBITS

Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

4.2(1)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Ernst & Young LLP

24	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-120615) and incorporated herein by reference.